As filed with the Securities and Exchange Commission on June 28, 2010

Registration No. 333-164593

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 8

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tesla Motors, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3711	91-2197729
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3500 Deer Creek Road

Palo Alto, California 94304

(650) 681-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Elon Musk

Chief Executive Officer

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, California 94304

(650) 681-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini David J. Segre Mark B. Baudler Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Kevin P. Kennedy Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 8 to the Registration Statement on Form S-1 (File No. 333-164593) is solely to file Exhibits 5.1 and 23.2. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and The Nasdaq Global Select Market listing fee.

SEC registration fee	$17,449
FINRA filing fee	24,972
Nasdaq Global Select Market listing fee	275,000
Printing and engraving	400,000
Legal fees and expenses	2,500,000
Accounting fees and expenses	550,000
Blue sky fees and expenses (including related legal fees)	25,000
Transfer agent and registrar fees	30,000
Miscellaneous expenses	677,579
Total	$4,500,000

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation to be in effect upon the closing of this offering includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors. To the extent Section 102(b)(7) is interpreted, or the Delaware General Corporation Law is amended, to allow similar protections for officers of a corporation, such provisions of the registrant’s certificate of incorporation shall also extend to those persons.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant to be effective upon completion of this offering provide that:

•

The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provides for certain additional procedural protections. The registrant’s directors who are affiliated with venture capital firms also have certain rights to indemnification provided by their venture capital funds and the affiliates of those funds (the “Fund Indemnitors”). In the event that any claim is asserted against the Fund Indemnitors that arises solely from the status or conduct of these directors in their capacity as directors of the registrant, the registrant has agreed, subject to stockholder approval, to indemnify the Fund Indemnitors to the extent of any such claims. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act of 1933 and otherwise.

Item 15.	Recent Sales of Unregistered Securities.

Since January 1, 2007, we have issued unregistered securities to a limited number of persons, as described below.

1.	Sales of Convertible Promissory Notes and Preferred Stock

•

In May 2007, the registrant issued and sold an aggregate of 18,440,449 shares of the registrant’s Series D preferred stock to a total of 29 accredited investors at $2.4403 per share, for aggregate proceeds of $45,000,227.

•	In February 2008 and March 2008, the registrant issued and sold convertible promissory notes to a total of 42 investors for an aggregate principal amount of $40,167,530.

•	In December 2008, February 2009 and March 2009, the registrant issued and sold convertible promissory notes to a total of 37 investors for an aggregate principal amount of $40,000,000.

•

In May 2009, the registrant issued and sold an aggregate of 19,901,290 shares of the registrant’s Series E preferred stock to an accredited investor at $2.5124 per share for aggregate cash proceeds of $50,000,001.

•

In May 2009, the registrant issued and sold (i) an aggregate of 1,949,028 shares of the registrant’s Series E preferred stock to a total of 19 accredited investors at $2.5124 per share for an aggregate purchase price comprised solely of conversion of indebtedness of the registrant and interest accrued thereupon, and (ii) an aggregate of 80,926,461 shares of the registrant’s Series E preferred stock to a total of 42 accredited investors at $1.005 per share for an aggregate purchase price comprised solely of conversion of indebtedness of the registrant and interest accrued thereupon, the aggregate value of such conversions was $86,224,670.

•

In August 2009, the registrant issued and sold an aggregate of 27,785,263 shares of the registrant’s Series F preferred stock to a total of 3 accredited investors at $2.9692 per share, for aggregate proceeds of $82,500,002.

2.	Warrants

•

In February 2008, the registrant issued warrants to purchase an aggregate of 866,091 shares of the registrant’s Series E preferred stock to 19 accredited investors at an exercise price of $2.5124 per share for aggregate consideration of $8,302.

•

In January 2010, the registrant issued a warrant to purchase an aggregate of 9,255,035 shares of the registrant’s Series E preferred stock at an exercise price of $2.1524 per share and in May 2010 the registrant issued a warrant to purchase 5,100 shares of common stock at an exercise price of $8.94 per share to one warrantholder as consideration for such warrantholder entering into the DOE Loan Facility with the registrant.

•

In May 2010, the registrant issued warrants to purchase an aggregate of 100,000 shares of registrant’s common stock on a net exercise basis to three accredited investors at an exercise price of $8.94 per share.

3.	Options and Common Stock Issuances

•

From January 1, 2007 through March 31, 2010, the registrant granted to its employees, consultants and other service providers options to purchase an aggregate of 5,736,241 shares of common stock at prices ranging from $0.60 to $9.96 per share for an aggregate purchase price of $21,005,285.

•

From January 1, 2007 through March 31, 2010, the registrant granted to certain executive officers and directors options to purchase an aggregate of 9,895,292 shares of common stock at prices ranging from $0.60 to $9.96 per share, for an aggregate purchase price of $54,304,896.

•

From January 1, 2007 through March 31, 2010, the registrant issued and sold an aggregate of 1,191,037 shares of common stock upon the exercise of options issued to certain employees, consultants and other service providers at exercise prices ranging from $0.15 to $6.63 per share, for an aggregate consideration of $737,901.

•

From January 1, 2007 through March 31, 2010, the registrant issued and sold an aggregate of 798,996 shares of common stock upon the exercise of options issued to certain executive officers and directors at exercise prices ranging from $0.15 to $2.70 per share, for an aggregate consideration of $567,275.

•	In December 2009, the registrant issued and sold an aggregate of 83,333 shares of the registrant’s common stock to one accredited investor at $1.80 per share, for aggregate proceeds of $150,000.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the registrant believes the transactions were exempt from the registration requirements of the Securities Act of 1933 in reliance on Section 4(2) thereof, and the rules and regulations promulgated thereunder, or Rule 701 thereunder, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients of securities pursuant to Items 1 and 2 above were accredited or sophisticated and either received adequate information about the registrant or had access, through their relationships with the registrant, to such information.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description

1.1#	Form of Underwriting Agreement

3.1#	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of this offering

3.2#	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of this offering

4.1#	Specimen common stock certificate of the Registrant

4.2#	Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009, between Registrant and certain holders of the Registrant’s capital stock named therein

4.2A#	Amendment to Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 20, 2010, between Registrant and certain holders of the Registrant’s capital stock named therein

4.2B#	Form of Amendment to Fifth Amended and Restated Investors’ Rights Agreement between Registrant, Toyota Motor Corporation and certain holders of the Registrant’s capital stock named therein

4.2C#	Amendment to Fifth Amended and Restated Investor’s Rights Agreement, dated as of June 14, 2010, between Registrant and certain holders of the Registrant’s capital stock named therein

4.3#	Registration Rights Agreement between the United States Department of Energy and the Registrant dated as of January 20, 2010

4.3A#	Amendment to Registration Rights Agreement between the United States Department of Energy and the Registrant dated as of May 21, 2010

4.4#	Warrant to Purchase Shares of Preferred Stock issued by the Registrant to the United States Department of Energy dated January 20, 2010

4.5#	Warrant to Purchase Shares of Common Stock issued by the Registrant to the United States Department of Energy dated May 21, 2010

4.6#	Form of Warrant to Purchase Shares of Common Stock dated as of May 20, 2010

4.7#	Common Stock Purchase Agreement, dated as of May 20, 2010, between the Registrant and Toyota Motor Corporation

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1#	Form of Indemnification Agreement between the Registrant and its directors and officers

10.2#	2003 Equity Incentive Plan

10.3#	Form of Stock Option Agreement under 2003 Equity Incentive Plan

10.3A#	Grant Notice and Stock Option Agreement between the Registrant and Elon Musk

10.4#	2010 Equity Incentive Plan

10.5#	Form of Stock Option Agreement under 2010 Equity Incentive Plan

10.6#	Form of Restricted Stock Unit Award Agreement under 2010 Equity Incentive Plan

10.7#	2010 Employee Stock Purchase Plan

10.8#	Form of Purchase Agreement under 2010 Employee Stock Purchase Plan

10.9#	Offer Letter between the Registrant and Elon Musk dated October 13, 2008

10.10#	Offer Letter between the Registrant and Deepak Ahuja dated June 13, 2008, and amended June 4, 2009

10.11#	Relocation Agreement between the Registrant and Deepak Ahuja effective October 31, 2008 and amended June 4, 2009

Exhibit Number	Description

10.12#	Offer Letter between the Registrant and Jeffrey B. Straubel dated May 6, 2004

10.13#	Offer Letter between the Registrant and Michael F. Donoughe dated June 4, 2008, and amended December 10, 2008

10.14#	Offer Letter between the Registrant and John Walker dated August 17, 2009

10.15#	Relocation Agreement between the Registrant and John Walker dated January 26, 2010

10.16#	Offer Letter between the Registrant and Jon Sobel dated August 30, 2009

10.17#	Offer Letter between the Registrant and Gilbert Passin dated January 1, 2010

10.18#	Commercial Single-Tenant Lease between the Registrant and Russell A. and Deborah B. Margiotta, Trustees of the Margiotta Family Trust UTA May 26, 1981 dated June 7, 2005

10.19#	Commercial Single-Tenant Lease between the Registrant and James R. Hull dated August 16, 2006

10.20#	Commercial Lease between the Registrant and The Board of Trustees of The Leland Stanford Jr. University dated July 25, 2007

10.21#	License Agreement between the Registrant and MS Kearny Northrop Avenue, LLC dated July 23, 2009

10.22#	Commercial Lease between the Registrant and The Board of Trustees of The Leland Stanford Jr. University dated August 6, 2009

10.23†#	Supply Agreement for Products and Services between Lotus Cars Limited and the Registrant dated July 11, 2005

10.23A†#	Amendment No. 1 to Supply Agreement between Lotus Cars Limited and the Registrant dated August 4, 2009

10.23B†#	Amendment No. 2 to Supply Agreement between Lotus Cars Limited and the Registrant dated March 22, 2010

10.24†#	Supply Agreement between Eberspacher (UK) Ltd. and the Registrant dated September 1, 2006

10.25†#	Supply Agreement between Perei Group (UK) Ltd. and the Registrant dated September 1, 2006

10.26†#	Supply Agreement between Burgaflex (UK) Ltd. and the Registrant dated September 1, 2006

10.27†#	Supply Agreement by and among Sanyo Electric Co. Ltd. Mobile Energy Company, Sanyo Energy (USA) Corporation and the Registrant dated February 1, 2007

10.27A†#	Amendment No. 1 to Supply Agreement by and among Sanyo Electric Co. Ltd. Mobile Energy Company and Sanyo Energy (USA) Corporation and the Registrant effective as of February 1, 2007

10.28†#	Supply Agreement by and between Taiway Ltd. and the Registrant dated February 12, 2007

10.29†#	Supply Agreement between Chroma ATE Inc. and the Registrant dated April 19, 2007

10.30†#	Supply Agreement between Polytec Holden Ltd. and the Registrant dated April 13, 2007

10.31†#	Modification to Terms and Conditions between BorgWarner TorqTransfer Systems Inc. and the Registrant dated September 22, 2008

10.32†#	ZEV Credits Agreement between American Honda Co., Inc. and the Registrant dated February 12, 2009

10.32A#	Addendum to ZEV Credits Agreement between American Honda Co., Inc. and the Registrant dated February 20, 2009

10.32B†#	Supplemental ZEV Credits Agreement between American Honda Co., Inc. and the Registrant dated March 20, 2009

Exhibit Number	Description

10.32C†#	Second Supplemental ZEV Credits Agreement between American Honda Co., Inc. and the Registrant dated February 8, 2010

10.33†#	Supply Agreement by and among Panasonic Industrial Company, Panasonic Corporation, acting through Energy Company, and the Registrant dated July 21, 2009

10.34†#	Exclusivity and Intellectual Property Agreement between Daimler North America Corporation and the Registrant dated May 11, 2009

10.35#	Side Agreement between the Registrant and Blackstar Investco LLC dated May 11, 2009

10.36#	Letter Agreement between the Elon Musk Revocable Trust dated July 22, 2003 and Blackstar Investco LLC, dated May 11, 2009

10.37#	Loan Arrangement and Reimbursement Agreement between the United States Department of Energy and the Registrant dated as of January 20, 2010

10.38#	Note Purchase Agreement by and among the Federal Financing Bank, the Registrant and the Secretary of Energy dated as of January 20, 2010

10.39#	Future Advance Promissory Note made by the Registrant in favor of the Federal Financing Bank dated as of January 20, 2010

10.40#	Future Advance Promissory Note made by the Registrant in favor of the Federal Financing Bank dated as of January 20, 2010

10.41#	Pledge and Security Agreement made by the Registrant and the Grantors party thereto in favor of Midland Loan Services, Inc. dated as of January 20, 2010

10.42#	Guarantee made by the Guarantors party thereto in favor of the United States Department of Energy, the Federal Financing Bank and the holders of the notes described therein dated as of January 20, 2010

10.43†#	Development Contract between Daimler AG and Tesla Motors Ltd. dated May 10, 2010

10.44#	Settlement Agreement between the Registrant and entities affiliated with Valor Equity Partners dated May 20, 2010

10.45#	Letter Agreement between the Registrant and New United Motor Manufacturing, Inc. dated May 26, 2010

21.1#	List of subsidiaries of the Registrant

23.1#	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1#	Power of Attorney (see page II-7 of the original filing of this Form S-1)

†	Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission as to whether these portions should be granted confidential treatment.
#	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on the 28th day of June, 2010.

TESLA MOTORS, INC.

By:	/S/ DEEPAK AHUJA
Deepak Ahuja
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Elon Musk	Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2010

/S/ DEEPAK AHUJA Deepak Ahuja	Chief Financial Officer (Principal Accounting and Financial Officer)	June 28, 2010

* H.E. Ahmed Saif Al Darmaki	Director	June 28, 2010

* Brad W. Buss	Director	June 28, 2010

* Ira Ehrenpreis	Director	June 28, 2010

* Antonio J. Gracias	Director	June 28, 2010

* Stephen T. Jurvetson	Director	June 28, 2010

* Herbert Kohler	Director	June 28, 2010

* Kimbal Musk	Director	June 28, 2010

*By:	/S/ DEEPAK AHUJA
Deepak Ahuja Attorney in fact

EXHIBIT INDEX

Exhibit Number	Description

1.1#	Form of Underwriting Agreement

3.1#	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of this offering

3.2#	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of this offering

4.1#	Specimen common stock certificate of the Registrant

4.2#	Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009, between Registrant and certain holders of the Registrant’s capital stock named therein

4.2A#	Amendment to Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 20, 2010, between Registrant and certain holders of the Registrant’s capital stock named therein

4.2B#	Form of Amendment to Fifth Amended and Restated Investors’ Rights Agreement between Registrant, Toyota Motor Corporation and certain holders of the Registrant’s capital stock named therein

4.2C#	Amendment to Fifth Amended and Restated Investor’s Rights Agreement, dated as of June 14, 2010, between Registrant and certain holders of the Registrant’s capital stock named therein

4.3#	Registration Rights Agreement between the United States Department of Energy and the Registrant dated as of January 20, 2010

4.3A#	Amendment to Registration Rights Agreement between the United States Department of Energy and the Registrant dated as of May 21, 2010

4.4#	Warrant to Purchase Shares of Preferred Stock issued by the Registrant to the United States Department of Energy dated January 20, 2010

4.5#	Warrant to Purchase Shares of Common Stock issued by the Registrant to the United States Department of Energy dated May 21, 2010

4.6#	Form of Warrant to Purchase Shares of Common Stock dated as of May 20, 2010

4.7#	Common Stock Purchase Agreement, dated as of May 20, 2010, between the Registrant and Toyota Motor Corporation

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1#	Form of Indemnification Agreement between the Registrant and its directors and officers

10.2#	2003 Equity Incentive Plan

10.3#	Form of Stock Option Agreement under 2003 Equity Incentive Plan

10.3A#	Grant Notice and Stock Option Agreement between the Registrant and Elon Musk

10.4#	2010 Equity Incentive Plan

10.5#	Form of Stock Option Agreement under 2010 Equity Incentive Plan

10.6#	Form of Restricted Stock Unit Award Agreement under 2010 Equity Incentive Plan

10.7#	2010 Employee Stock Purchase Plan

10.8#	Form of Purchase Agreement under 2010 Employee Stock Purchase Plan

10.9#	Offer Letter between the Registrant and Elon Musk dated October 13, 2008

10.10#	Offer Letter between the Registrant and Deepak Ahuja dated June 13, 2008, and amended June 4, 2009

10.11#	Relocation Agreement between the Registrant and Deepak Ahuja effective October 31, 2008 and amended June 4, 2009

10.12#	Offer Letter between the Registrant and Jeffrey B. Straubel dated May 6, 2004

Exhibit Number	Description

10.13#	Offer Letter between the Registrant and Michael F. Donoughe dated June 4, 2008, and amended December 10, 2008

10.14#	Offer Letter between the Registrant and John Walker dated August 17, 2009

10.15#	Relocation Agreement between the Registrant and John Walker dated January 26, 2010

10.16#	Offer Letter between the Registrant and Jon Sobel dated August 30, 2009

10.17#	Offer Letter between the Registrant and Gilbert Passin dated January 1, 2010

10.18#	Commercial Single-Tenant Lease between the Registrant and Russell A. and Deborah B. Margiotta, Trustees of the Margiotta Family Trust UTA May 26, 1981 dated June 7, 2005

10.19#	Commercial Single-Tenant Lease between the Registrant and James R. Hull dated August 16, 2006

10.20#	Commercial Lease between the Registrant and The Board of Trustees of The Leland Stanford Jr. University dated July 25, 2007

10.21#	License Agreement between the Registrant and MS Kearny Northrop Avenue, LLC dated July 23, 2009

10.22#	Commercial Lease between the Registrant and The Board of Trustees of The Leland Stanford Jr. University dated August 6, 2009

10.23†#	Supply Agreement for Products and Services between Lotus Cars Limited and the Registrant dated July 11, 2005

10.23A†#	Amendment No. 1 to Supply Agreement between Lotus Cars Limited and the Registrant dated August 4, 2009

10.23B†#	Amendment No. 2 to Supply Agreement between Lotus Cars Limited and the Registrant dated March 22, 2010

10.24†#	Supply Agreement between Eberspacher (UK) Ltd. and the Registrant dated September 1, 2006

10.25†#	Supply Agreement between Perei Group (UK) Ltd. and the Registrant dated September 1, 2006

10.26†#	Supply Agreement between Burgaflex (UK) Ltd. and the Registrant dated September 1, 2006

10.27†#	Supply Agreement by and among Sanyo Electric Co. Ltd. Mobile Energy Company, Sanyo Energy (USA) Corporation and the Registrant dated February 1, 2007

10.27A†#	Amendment No. 1 to Supply Agreement by and among Sanyo Electric Co. Ltd. Mobile Energy Company and Sanyo Energy (USA) Corporation and the Registrant effective as of February 1, 2007

10.28†#	Supply Agreement by and between Taiway Ltd. and the Registrant dated February 12, 2007

10.29†#	Supply Agreement between Chroma ATE Inc. and the Registrant dated April 19, 2007

10.30†#	Supply Agreement between Polytec Holden Ltd. and the Registrant dated April 13, 2007

10.31†#	Modification to Terms and Conditions between BorgWarner TorqTransfer Systems Inc. and the Registrant dated September 22, 2008

10.32†#	ZEV Credits Agreement between American Honda Motor Co., Inc. and the Registrant dated February 12, 2009

10.32A#	Addendum to ZEV Credits Agreement between American Honda Motor Co., Inc. and the Registrant dated February 20, 2009

10.32B†#	Supplemental ZEV Credits Agreement between American Honda Motor Co., Inc. and the Registrant dated March 20, 2009

Exhibit Number	Description

10.32C†#	Second Supplemental ZEV Credits Agreement between American Honda Motor Co., Inc. and the Registrant dated February 8, 2010

10.33†#	Supply Agreement by and among Panasonic Industrial Company, Panasonic Corporation, acting through Energy Company, and the Registrant dated July 21, 2009

10.34†#	Exclusivity and Intellectual Property Agreement between Daimler North America Corporation and the Registrant dated May 11, 2009

10.35#	Side Agreement between the Registrant and Blackstar Investco LLC dated May 11, 2009

10.36#	Letter Agreement between the Elon Musk Revocable Trust dated July 22, 2003 and Blackstar Investco LLC, dated May 11, 2009

10.37#	Loan Arrangement and Reimbursement Agreement between the United States Department of Energy and the Registrant dated as of January 20, 2010

10.38#	Note Purchase Agreement by and among the Federal Financing Bank, the Registrant and the Secretary of Energy dated as of January 20, 2010

10.39#	Future Advance Promissory Note made by the Registrant in favor of the Federal Financing Bank dated as of January 20, 2010

10.40#	Future Advance Promissory Note made by the Registrant in favor of the Federal Financing Bank dated as of January 20, 2010

10.41#	Pledge and Security Agreement made by the Registrant and the Grantors party thereto in favor of Midland Loan Services, Inc. dated as of January 20, 2010

10.42#	Guarantee made by the Guarantors party thereto in favor of the United States Department of Energy, the Federal Financing Bank and the holders of the notes described therein dated as of January 20, 2010

10.43†#	Development Contract between Daimler AG and Tesla Motors Ltd. dated May 10, 2010

10.44#	Settlement Agreement between the Registrant and entities affiliated with Valor Equity Partners dated May 20, 2010

10.45#	Letter Agreement between the Registrant and New United Motor Manufacturing, Inc. dated May 26, 2010

21.1#	List of subsidiaries of the Registrant

23.1#	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1#	Power of Attorney (see page II-7 of the original filing of this Form S-1)

†	Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission as to whether these portions should be granted confidential treatment.
#	Previously filed.